               Certain confidential information has been omitted
                   and filed separately with the Commission.


                                                                    Exhibit 10.2
                    GLOBAL MANUFACTURING AND SUPPLY AGREEMENT


     This MANUFACTURING AND SUPPLY AGREEMENT ("Agreement") is made as of July 3, 2000 (the "Effective Date"), between RENAGEL LLC, a Delaware limited liability company ("Customer") and WATSON LABORATORIES, INC. - NEW YORK, a New York corporation ("Watson").

RECITALS:

A. Watson owns and operates a pharmaceutical manufacturing and packaging facility located at 33 Ralph Avenue, Copiague, New York, and wishes to perform certain manufacturing and packaging services for Customer.

B. Customer requires a manufacturer to perform the following manufacturing and analytical testing services: compounding, encapsulating, packaging, analytical and stability testing; and Watson is willing to perform such services for and on behalf of Customer, all subject to the terms and conditions of this Agreement.

     NOW, THEREFORE, in consideration of the promises contained herein and other valuable considerations, and intending to be bound hereby, the parties agree as follows:

1. DEFINITIONS.

     1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the corresponding meanings set forth below:

        (a) "API" means sevelamer hydrochloride as described in the API Specifications in EXHIBIT A hereto, with such amendments thereto as the parties may from time to time approve in writing.

        (b) "API SPECIFICATIONS" means the specifications for the API as described in EXHIBIT A, with such amendments thereto as the parties may from time to time approve in writing.

        (c) "CAPSULES" mean the 403 mg capsules to be manufactured by Watson and which will form part of the Final Product.

        (d) "CONFIDENTIALITY AGREEMENT" means that certain Confidentiality Agreement dated January 1, 2000 between Customer and Watson.

        (e) "FINAL PRODUCT" means the finished product in 403 mg capsule form and any packaging and labeling that may be required in a particular territory or country in the Territory, all as described in the Final Specifications in EXHIBIT B hereto, with such amendments thereto as the parties may from time to time approve in writing.

        (f) "FINAL SPECIFICATIONS" means the production and quality control specifications for the Final Product, all as set forth in EXHIBIT C hereto with such amendments thereto as the parties may from time to time approve in writing.

        (g) "GMPs" means the current Good Manufacturing Practices for medicinal products as described in the regulations of the specific country in the Territory in which Final Product will be sold. (See EXHIBIT D).

        (h) "PPI" means the Producer Price Index for finished pharmaceutical preparations, ethical, as published by the Bureau of Labor Statistics of the U.S. Department of Labor, an example of which is set forth in EXHIBIT E.

        (i) "PRODUCTION FACILITY" means the facility of Watson located in Copiague, New York.

        (j) "PRODUCTION PROCEDURES" means the procedures used to compound and encapsulate the API into Capsules and package the Capsules in the form of Final Product, conducted in accordance with GMPs and Watson's standard operating procedures as provided to Customer.

        (k) "REGULATORY STANDARDS" means (i) the facility license requirements of the regulatory agencies applicable to the Production Facility or Watson's production, storage or handling of API or Final Product at the Production Facility, (ii) any standards and regulations of any governmental authority that apply to the Production Facility or Watson's storage or handling of API or Final Product, and (iii) any standards and regulations of any governmental authority that apply to the manufacture, packaging, labeling and release of the Final Product.

        (l) "TECHNICAL AGREEMENT" means the Technical Agreement for the Commercial Manufacture and Testing of Renagel(R) Drug Product applicable to the particular territory and/or country of the Territory, forms of which are attached hereto in EXHIBIT F. Additional Technical Agreements may be added by mutual agreement of the parties. The terms and conditions of each Technical Agreement are incorporated herein by reference. In the event of any conflict between the terms of any Technical Agreement and this Agreement, the terms of this Agreement shall govern.

        (m) "TERRITORY" means the countries as listed in EXHIBIT G hereto, as from time to time amended by the parties in writing.

2.0 TERMS OF ENGAGEMENT.

     2.1 Subject to the provisions of this Agreement, Customer hereby appoints Watson as a non-exclusive manufacturer of the Final Product for the Territory, and Watson hereby accepts such appointment and agrees to act as such non-exclusive manufacturer. The parties expressly agree that as of the Effective Date, this Agreement shall replace and supersede any prior agreement between the parties or their predecessors concerning manufacture and supply of Final Product anywhere in the Territory. The parties specifically agree that the Manufacturing and Supply Agreement, dated July 31, 1998, between RenaGel(R) LLC and Circa Pharmaceuticals, Inc. is hereby terminated and of no further effect, without obligation of either party (except for liabilities and obligations accrued as of the date hereof).

     2.2 Customer agrees that the annual minimum number of Capsules which Customer is obligated to order and purchase from Watson during each calendar year during the term of this

 Agreement shall be equal to [*] during such calendar year.

     2.3 For purposes of the Agreement, Customer shall supply, or cause its contract manufacturer to supply, Watson with sufficient quantities of tested and released API which meet the API Specifications, [*]. All other materials required for the production, packaging and shipping of the Final Product for Customer will be supplied by Watson as per EXHIBIT H, and the parties acknowledge that the cost of such materials is included in the batch pricing listed on EXHIBIT I. [*]. Watson agrees that the labels utilized in packaging the Final Product will conform to the label copy provided by Customer for the country specified on Customer's purchase order for such Final Product.

     2.4 Watson agrees that it will use reasonable commercial efforts to minimize the API waste associated with the manufacture of Final Product and to achieve a yield for the API of [*] (the "Target Yield"). For each batch, Watson shall calculate the actual yield achieved. Such calculation shall be subject to confirmation by Customer, and Watson shall provide Customer with such information as may be necessary for Customer to confirm such calculation. Within forty-five (45) days after the end of each calendar semi-annual period (i.e., the six months ending June 30 and December 31), Customer shall calculate the actual yield during such calendar semi-annual period. Such calculation shall be subject to confirmation by Watson, and the parties shall provide each other with such information as may be necessary to confirm such calculation. If the semi-annual actual yield is lower than the Target Yield, Watson shall compensate Customer as calculated in the manner described in EXHIBIT J. [*] If Customer does not notify Watson of a claim for compensation within forty-five (45) days after the end of a calendar semi-annual period, then no such compensation shall be claimed regardless of actual yield. Should the average actual yield over [*] consecutive batches (i.e. sum of average yield per batch divided by [*] be less than [*], Customer may terminate this Agreement pursuant to Section 15.2. [*].

     2.5 Prior to the execution of this Agreement, Customer purchased an Index K90i hard shell capsule filling machine (the "K90i"). The K90i has been delivered to the Production Facility and Watson shall use the K90i solely for the purpose of manufacturing Final Product for Customer under the terms of this Agreement or manufacturing other products for Customer. Notwithstanding Watson's use of the K90i, Customer shall at all times remain the owner of the K90i. Watson shall, at its expense, provide normal preventative maintenance of the K90i in a manner consistent with the way in which it services and maintains the machinery located at the Production Facility and owned by Watson. In addition, Watson shall provide non-routine maintenance, service and parts for the K90i, and if Watson has performed normal preventative maintenance, Customer shall reimburse Watson's expenses in excess of [*] for such non-routine maintenance, service and parts during the term of this Agreement. At such time as Watson is no longer producing Final Product for Customer under this Agreement or other products manufactured by Watson for Customer, Customer


* Confidential information omitted and filed separately with the Commission.

shall have the right to enter the Production Facility on reasonable notice during normal business hours and in a workmanlike manner remove the K90i.

3.0 MANUFACTURE OF FINAL PRODUCT

     3.1 During the term of this Agreement, Watson shall receive API from Customer or Customer's contract manufacturer and shall sample such API in accordance with Exhibit K and shall test such API to ensure conformance with the Specifications set forth in EXHIBIT A. Upon receipt, Watson shall store API in accordance with Regulatory Standards. Watson shall complete the testing of API within fifty (50) days of its receipt. If Watson determines that the API does not conform to the API Specifications or if the shipment of API contains a quantity of API that is less than the reported or expected amount, Watson shall provide written notice to Customer of such defect, nonconformance and/or shortage within fifty-five (55) days of Watson's receipt of the API.

     3.2 During the term of this Agreement, Watson will manufacture and deliver to Customer the Final Product ordered by Customer pursuant to the terms of this Agreement. All Final Product shall be produced at the Production Facility. All Final Product produced by Watson under this Agreement shall be produced in accordance with the Production Procedures, the Final Specifications, GMPs and all other applicable Regulatory Standards, and the applicable Technical Agreement.

4.0 PRICE AND PAYMENT TERMS.

     4.1 Fees, prices and payment terms shall be in accordance with the provisions as set forth in EXHIBIT I. The fees and prices set forth in EXHIBIT I are as of October 1, 1999 and do not reflect adjustment, if any, to occur as of January 1, 2000. Such adjustment, if any, will occur after the relevant (December 1999) PPI information is finalized.

     4.2 As of January 1 of each year during the term of this Agreement, the Prices set forth in EXHIBIT I shall be increased or decreased by the [*].

     4.3 Except as set forth in Section 13.4, payment for each delivery of the Final Product to Customer will be made within thirty (30) days after the date of Watson's invoice, to be rendered concurrently with delivery of the Final Product. All payments required to be paid hereunder shall be made by corporate check or by wire transfer of immediately available funds to the financial institution, account number, and account party's name designated in writing by Watson to Customer at the place of payment.


* Confidential information omitted and filed separately with the Commission.

     4.4 Customer shall reimburse Watson for any federal, state, or local excise or other tax or assessment, which Watson may be required to pay upon the sale, production, transportation, or use of the Final Product (excluding taxes based on Watson's income or Watson's franchise fees or taxes).

     4.5 In the event that Customer requires any change in the Final Product, production, testing or supply procedures, or Final Specifications, whether pursuant to the Technical Agreement or otherwise, the parties shall negotiate in good faith adjustments to the amounts payable hereunder and/or reimbursement of Watson for non-recurring expenses.

5.0 RESPONSIBILITIES OF CUSTOMER.

     5.1 Customer will provide the API pursuant to Section 2.3, Final Product Forecasts and Purchase Orders as outlined in Section 9.0, and will supply the API Specifications and the Final Specifications and all necessary quality control test specifications for the Final Product, which must be approved by Watson (which approval will not be unreasonably withheld or delayed).

     5.2 Customer represents that Watson is not required to maintain a dedicated facility for the manufacture of the Final Product.

     5.3 Customer shall be responsible for recalls.

6.0 RESPONSIBILITIES OF WATSON; WARRANTIES.

     6.1 Watson represents and warrants that the testing of the API will conform to the applicable requirements of the Regulatory Standards and that the API will be stored and controlled by Watson in accordance with applicable Regulatory Standards.

     6.2 Watson represents and warrants that its production procedures (including the Production Procedures) will conform to the applicable requirements of the Regulatory Standards. Watson warrants that each shipment of the Final Product will conform to the Final Specifications and will be made, stored and controlled by Watson in accordance with applicable Regulatory Standards and the process and procedures contained in the Production Procedures and the applicable Technical Agreement.

     6.3 Watson represents and warrants that the Final Product shall (i) be free from defects in material and workmanship, (ii) not be adulterated or misbranded and (iii) be sold free and clear of any liens, claims or encumbrances, and that the labels obtained by Watson will conform to the label copy provided and approved by Customer for the country specified on Customer's purchase order for such Final Product.

     6.4 Watson has previously furnished Customer with a copy of its Production Procedures and has identified to Customer the equipment to be used to produce the Final Product. Watson shall not (i) modify the Production Procedures, (ii) modify any method of manufacturing or testing the API or the Final Product,
(iii) change or materially relocate any equipment used in the production of Final Product, or (iv) change a vendor for any components or raw materials used in the Final Product, in each case, without obtaining Customer's prior written consent, which consent shall not be unreasonably withheld or delayed.

     6.5 Customer or its representative will have the right to inspect the Production Facility and Watson's records relating to manufacturing, packaging, and testing of the Final Product on a yearly basis, or more frequently for cause as set forth below. For purposes of this Section, "for cause" shall mean: failure of Final Product to meet Final Specifications upon receipt of Final Product by Customer; issuance of adverse audit or inspection observations from the FDA or another similar regulatory authority related to the Production Facility or Final Product; and lack of follow-up on outstanding actions items from previous audits or inspections related to the Production Facility or Final Product. "Adverse" shall mean (i) a significant FDA 483 observation, or its equivalent from another similar regulatory authority, likely to adversely affect the quality of Final Product, (ii) receipt of an FDA warning letter, or its equivalent, from another similar regulatory authority, addressing the Final Product or key quality assurance systems at the Production Facility, or (iii) a finding by an investigator of an absence of a key quality assurance system likely to adversely affect the quality of Final Product. Such inspections shall occur during Watson's normal hours of operation and upon reasonable notice. Watson shall take appropriate actions to adopt reasonable suggestions of Customer to correct any deficiencies identified by such inspection or audit. To supplement this provision, and in accordance with the frequency provisions set for herein, Customer also may arrange, at its cost and expense, to have a Customer employee or other representative located on the premises of the Production Facility participate in the monitoring of Final Product production, testing and packaging under this Agreement. All information acquired pursuant to the provisions of this paragraph are subject to the requirements of confidentiality as contained in the Confidentiality Agreement.

     6.6 Watson will notify Customer of any product quality complaints pertaining to Final Product within ten business days following the receipt of such complaint. Watson will cooperate with Customer and any governmental authority in evaluating any complaint, claim, or adverse drug reaction report related to the production of Final Product. All serious product quality complaints (for example, foreign tablet/capsule, missing or incorrect labeling) shall be preliminarily assessed within 48 hours of receipt of such complaint. All product quality complaint investigations that do not require laboratory analysis shall be completed within 30 days following the receipt of such complaint. All product quality complaint investigations that require laboratory analysis shall be completed within 45 days following the later of the receipt of such complaint or the receipt of the applicable product sample. Watson shall take such other steps as may be appropriate to resolve any identified problems.

     6.7 As may be further discussed in the Technical Agreements, Watson will provide Customer with timely notification of all deviations, notes to file, and other deficiencies that may impact the quality of the Final Product, regarding testing of the API and Final Product and manufacture, or packaging of the Final Product or the Production Facility.

     6.8 DISCLAIMER. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, WATSON MAKES NO OTHER REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AND WATSON HEREBY EXPRESSLY DISCLAIMS ANY AND ALL IMPLIED OR STATUTORY WARRANTIES, INCLUDING WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, INFRINGEMENT, OR FITNESS FOR A PARTICULAR PURPOSE.

7.0 RECORDS, REGULATORY MATTERS.

     7.1 Except as otherwise provided in this Agreement, Watson will maintain complete and accurate records relating to the Final Product and the manufacture, packaging, and testing thereof for the period required by applicable Regulatory Standards, and Watson shall provide copies thereof to Customer upon Customer's request. Without limiting the generality of the foregoing, prior to release of each batch, Watson shall perform quality assurance and control tests on each lot of Final Product manufactured before delivery and shall prepare and deliver to Customer a written report of the results of such tests, with each report setting forth for each lot delivered the items tested, specifications and results in a certificate of analysis containing the type of information which is required by the applicable Regulatory Standards.

     7.2 Watson will supply for each batch of Final Product, including each pilot batch, complete batch production and control records.

     7.3 Watson shall ensure that the Production Facility and the equipment and personnel used to manufacture Final Product are now, and at the time each batch of Final Product is produced shall be, maintained in a professional and workmanlike manner, consistent with generally accepted industry standards. Watson represents and warrants that (i) the Production Facility is in compliance with all applicable material requirements of the Regulatory Standards, and (ii) there are no pending or uncorrected citations or adverse conditions noted in any inspection of the Production Facility which would cause the Final Product to be misbranded or adulterated.

     7.4 In addition to any authorizations required under Section 7.3, Watson has obtained all other licenses, authorizations and approvals required by any federal, state or local governmental authority for the production of the Final Product, and the Production Facility complies with all laws, rules and regulations applicable to it.

     7.5 Watson shall promptly notify Customer if the FDA or other regulatory authority visits or makes written or oral inquiries about the Production Facility or Watson's procedures, to the extent such inquiries relate to the production, testing, packaging, storage or handling of API or Final Product. Watson shall furnish Customer, within thirty (30) days after receipt, a copy of any report or correspondence issued by the governmental authority in connection with such visit or inquiry, purged only of confidential information that is unrelated to the API or Final Product or the activities under this Agreement.

     7.6 In the event that either Watson or Customer determine that the Final Product should be recalled, the parties shall discuss the issues and take all appropriate corrective actions, and shall cooperate in the investigations surrounding the situation. Only Customer shall have the right to order a recall, provided however, that if Watson believes such a recall is necessary and Customer declines to do so, Watson may contact the relevant regulatory agencies regarding such matter.

8.0 TERM.

     8.1 This Agreement shall be effective as of the Effective Date and shall continue through [*], subject to earlier termination in accordance with the terms hereof. Thereafter it will be automatically renewed for successive [*] unless terminated by either party by written notice given no less than [*] before the end of the term or any renewal term hereof.


* Confidential information omitted and filed separately with the Commission.

9.0 MINIMUM PURCHASE REQUIREMENTS, FORECASTS, ORDERS AND DELIVERY.

     9.1 Customer shall order and purchase, for delivery in each of [*], at least [*] of Final Product (with each such batch nominally being composed of either [*]). On or before September 30, 2001, and September 30, 2002, Customer may provide Watson with a non-binding annual forecast for Final Product to be delivered in [*] respectively, not to exceed [*]. Notwithstanding the non-binding nature of such forecasts, Customer shall be obligated to order and purchase [*] (rounded up to the nearest whole number) and Watson shall be obligated to manufacture and supply [*] (rounded up to the nearest whole number). In no event shall Watson be obligated to manufacture and supply in [*] more than [*] Customer ordered for delivery in [*] (rounded up to the nearest whole number). If Customer does not supply such forecast(s), Customer shall order and purchase, for delivery in [*], as the case may be, at least [*] of Final Product. In addition, to assist Watson in scheduling production for the manufacture of the Final Product, Customer shall provide to Watson, quarterly, a twelve (12) month rolling forecast of its requirements for a Final Product. The first forecast shall be provided by Customer to Watson approximately six months prior to the anticipated market launch of the Final Product in each respective country in the Territory, as reasonably estimated by the parties, and thereafter shall be provided to Watson on or before the 20th day of the second month of each successive quarterly period (to forecast the requirements for the next twelve (12) succeeding calendar months). All such quarterly forecasts shall be non-binding. Customer shall issue firm purchase orders to Watson. Watson shall be required to accept such purchase orders to the extent they are in compliance with this Agreement and do not exceed [*]. Each such purchase order shall be in writing in a form reasonably acceptable to Watson, and shall specify the quantity ordered, the price therefor, the place of delivery and the required delivery date therefor, which shall be not less than [*] after the specified date of such purchase order. The timely performance of Watson's obligations hereunder shall be subject to timely receipt of acceptable API by Watson. For purposes of determining compliance with this Section 9.1, Watson shall be deemed to have finally delivered Final Product when it is packaged and ready to ship, notwithstanding any delay in shipping while awaiting formal release of Final Product by Customer. All purchase orders shall be for minimum batch size quantities reasonably agreed to by the parties.

     9.2 Watson will arrange for shipping and/or transportation for the Final Product from Watson's Production Facility; provided, however, that Customer may provide Watson with specific shipping instructions and direct the use of a specific carrier, and [*].

10.0 GENERAL INDEMNITIES.

     10.1 Watson will indemnify and hold Customer harmless from any and all liability, damage, loss, cost, or expense (including reasonable attorney's fees) relating to third party (which shall exclude Customer's members and affiliates) claims which arise from (i) Watson's breach of



* Confidential information omitted and filed separately with the Commission.

any of its agreements, representations, or warranties contained herein, (ii) Watson's negligence or other wrongful conduct as determined by a court of competent jurisdiction or (iii) a claim that the Production Procedures utilized by Watson (except for those provided to Watson by Customer) to manufacture the Final Product infringe a United States patent or any other proprietary rights of any third party. Upon learning of any such third party claim or suit against it, Customer shall immediately notify Watson.

     10.2 Customer will indemnify and hold Watson harmless from any and all liability, damage, loss, cost, or expense (including reasonable attorney's fees) relating to third party claims (which shall exclude Watson's affiliates) which arise from the distribution, marketing, sale or use of the Final Product except to the extent such liability, damage, loss, cost or expense arises from (i) Watson's breach of any of its agreements, representations, or warranties contained herein, (ii) Watson's negligence or Watson's other wrongful conduct as determined by a court of competent jurisdiction or (iii) a claim that the Production Procedures utilized by Watson (except for those provided to Watson by Customer) to manufacture the Final Product infringe a United States patent or any other proprietary rights of any third party. Upon learning of any such claim or suit against it, Watson shall immediately notify Customer.

     10.3 The parties will cooperate with each other in the defense of any claim or action.

     10.4 No indemnifying party hereunder will be liable for any costs associated with the settlement of any claim or action brought against it or the other party unless it has received prior notice of the settlement negotiations and has agreed to the settlement in writing.

11.0 LIMITATION OF LIABILITY.

     11.1 EXCEPT AS MAY BE REQUIRED UNDER ARTICLE 10, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES, INCLUDING BUT NOT LIMITED TO LOST PROFITS, ARISING FROM OR RELATING TO ANY BREACH OF, OR ACTIONS UNDERTAKEN IN CONNECTION WITH THIS AGREEMENT, OR THE TERMINATION THEREOF, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

12.0 INSURANCE.

     12.1 Each of Watson and Customer (or Customer's Members for the benefit of Customer) shall carry product liability insurance in an amount at least equal to [*] with an insurance carrier reasonably acceptable to the other party, such insurance to be in place at times reasonably acceptable to the parties, but not later than the date of the first commercial sale of the Final Product. Each party shall promptly furnish the other evidence of the maintenance of the insurance required hereunder and shall name the other as an "additional insured" under such insurance policy. Each party's coverage shall (i) include broad form vendor coverage and such other provisions as are typical in the industry and
(ii) name the other party as an additional insured thereunder. Each party agrees that the insurance policies maintained by the other party on the date hereof satisfy the requirements of this Section 12.1.

13.0 FINAL PRODUCT ACCEPTANCE.


* Confidential information omitted and filed separately with the Commission.

     13.1 Watson shall, subject to the limitations in Section 9.1, manufacture the Final Product ordered by Customer and make it available for pick up in accordance with all applicable laws, rules and regulations including, without limitation, the Final Specifications and all other applicable requirements of the FDA and other governmental authorities having jurisdiction. All Final Product shipped to Customer shall be accompanied by quality control certificates of analysis signed by a duly authorized laboratory official of Watson confirming that each batch of Final Product covered by such certificate meets its release Final Specifications and shall be deemed accepted by it unless Customer, acting reasonably and in good faith, shall give written notice of rejection (hereafter referred to as a "Rejection Notice") to Watson within 35 days after pick up of the Final Product by, on behalf of, or for the account of Customer at Watson's facility.

     13.2 The Rejection Notice shall state in reasonable detail (sufficient to enable Watson to identify the nature of the alleged problem and the tests or studies to be conducted by or on its behalf to confirm or dispute same) the reason why the Final Product is not acceptable to Customer (the "Rejection Basis"). Any Rejection Notice shall be accompanied by copies of all written reports relating to tests, studies or investigations performed to that date by or for Customer on the Final Product batch rejected.

     13.3 Upon receipt of such Rejection Notice, Watson may require Customer to return the rejected Final Product or samples thereof to Watson for further testing, in which event such Final Product or samples thereof as the case may be, shall be returned by Customer to Watson. If it is later determined by the parties or by an independent laboratory or consultant that Customer was not justified in rejecting the Final Product or that Customer was the cause of or was responsible for the Rejection Basis, Customer shall reimburse Watson for the costs of the return, as well as any other costs or expenses incurred by Watson as a result of the rejection or return.

     13.4 If any order of Final Product is rejected by Customer, Customer's duty to pay all amounts payable to Watson in respect of the rejected Final Product shall be suspended until such time as it is determined (i) by an independent laboratory or consultant that the Final Products in question should not have been rejected by Customer, i.e., Final Product meets the applicable provisions of the Final Specifications, has been manufactured in accordance with representations and warranties provided herein, is labeled as required by the Customer and is provided in quantities specified in a purchase order, or (ii) by the parties or by any arbitration conducted pursuant hereto or by a final order of a court of competent jurisdiction (which is not subject to further appeal) that any act or omission of, on behalf of or for which Customer is responsible was the cause of the problem that was the basis for the rejection. If only a portion of an order is rejected, only the duty to pay the amount allocable to such portion shall be suspended.

     13.5 Customer's test results or basis for rejection shall be conclusive unless Watson notifies Customer, within 35 days of receipt by Watson of the rejected Final Products or samples that it disagrees with such test results or its responsibility for the problem in question. In the event of such notice by Watson, representative samples of the batch of Final Products in question shall be submitted to a mutually acceptable independent laboratory or consultant (if not a laboratory analysis issue) for analysis or review, the costs of which shall be paid by the party that is determined by the independent laboratory or consultant to have been incorrect in its determination of whether the Final Product should be rejected.

     13.6 In the event any Final Product is appropriately rejected by Customer, Watson shall replace such Final Product with conforming goods as soon as possible, but in any event within [*] weeks following its receipt of the Rejection Notice, and shall be fully responsible for all costs associated with replacing such Final Product, including the cost of the API required to replace the Final Product or, if requested by Customer, shall provide a credit to Customer for the amount, if any, previously paid by Customer to Watson on account of the Final Product in question and for the full cost of replacing the API utilized in the manufacture of the Final Product in question, including any wasted API. The credit shall be provided by Watson to Customer immediately following the expiration of the period during which Watson may dispute a Rejection Notice as contemplated above (unless the Rejection Notice is disputed by Watson, in which event such credit shall be given only if the dispute is resolved in favor of Customer). Replacement Final Products, as aforesaid, shall be delivered to Customer at no cost to Customer if Customer has already paid for the rejected Final Products and not received a credit therefor, as aforesaid. All delivery costs, including insurance, incident to the return of Final Products to Watson and delivery of the replacement Final Products to Customer's order shall be paid by Watson, unless the rejection is determined not to have been appropriately rejected, in which case Customer shall reimburse Watson for the costs of the return, as well as any other costs or expenses incurred by Watson as a result of the rejection or return. [*].

14.0 FORCE MAJEURE.

     14.1 Neither Customer nor Watson shall be in default in the performance of their obligations hereunder to the extent that such performance is delayed or prevented by an act of God, weather conditions, strikes, lockouts, inability to procure labor, materials, or fuels due to shortages, fires, riots, interference by civil or military authorities, or acts of war (declared or undeclared), or any other cause which is beyond the reasonable control of either party; provided however, that should Watson experience a Force Majeure event which results in its inability to perform under this Agreement, Customer's minimum purchase obligations set forth in Section 2.2 shall be waived for the period during which the Force Majeure event continues and the annual minimum purchase obligation shall be adjusted accordingly. Should Watson be unable to perform hereunder due to a Force Majeure event that continues for more than [*], Customer shall be entitled to terminate this Agreement immediately thereafter.

15.0 TERMINATION.

     15.1 If either party hereto commits a material breach of any of its obligations hereunder, the non-breaching party may, at its option, terminate this Agreement by giving the other party at least sixty (60) days prior written notice of its intent to terminate this Agreement, which notice shall specify the breach and the termination date. Unless the breaching party cures the breach prior to the termination date (or such longer period not to exceed an additional sixty (60) days after the end of the aforementioned 60-day period reasonably necessary to cure such breach, provided that the breaching party is making diligent efforts to cure such breach), the Agreement shall terminate.

     15.2 Customer may terminate this Agreement upon written notice to Watson effective immediately (i) upon the occurrence of the conditions specified in either Section 2.4 or 14.1, provided however, that any such termination must be made within forty-five (45) days of Customer's receipt of information or facts giving rise to such right and (ii) if Watson shall continually deliver


* Confidential information omitted and filed separately with the Commission.

Final Product that is appropriately rejected in accordance with the terms of
Article 13. For purposes of this Section 15.2, "continually" shall mean more than [*].

     15.3 Notwithstanding the terms of Section 15.1, (i) if Customer fails to pay any sums owed hereunder within five (5) days after Watson has notified Customer that such sums are past due, Watson may terminate this Agreement immediately, or (ii) if either party should become insolvent or seek relief under any bankruptcy, debtor relief, or similar law or if any proceeding against either party under any such law remains in effect for a period of thirty (30) consecutive days, the other party may terminate this Agreement immediately.

     15.4 Any termination of the Agreement shall not release the parties from any liabilities and obligations accrued as of the date thereof.

     15.5 In the event of any termination of this Agreement, Watson shall, in a timely manner, finalize the manufacture of any Final Product for which manufacturing was initiated prior to termination, and shall make such Final Product available for delivery to Customer in accordance with the terms and conditions of this Agreement. Customer shall purchase such Final Product from Watson in accordance with the terms of this Agreement, including but not limited to, Article 13 hereof. In addition, in the event of termination of this Agreement, Watson shall return to Customer (in such time frame as Customer shall request, which shall not exceed 60 days following the effective date of termination) any API with respect to which manufacturing has not been initiated prior to termination. If the Agreement is terminated by Customer pursuant to Sections 15.1 or 15.2, then such API shall be returned to Customer [*]. For all other terminations, the API shall be returned to Customer [*]. For any termination other than a termination by Customer pursuant to Section 15.1, Customer agrees to purchase, accept delivery of, and pay for unused packaging and labeling and raw materials for the Final Product which are in Watson's inventory or on order by Watson, to the extent not usable in Watson's business, on the effective date of such termination. Notwithstanding the above, in no event shall Customer be obligated to purchase Final Product, unused packaging, labeling or other materials consisting of more than [*] based on the average monthly product movement for the immediately preceding [*] period.

     15.6 Sections 10.0, 11.0, 15.4, 15.5 and this 15.6 and any other provisions required to interpret and enforce the parties' rights and obligations under this Agreement shall survive the termination of this Agreement to the extent required for the full observation and performance of this Agreement by the parties in accordance with its terms.

16.0 NON-WAIVER OF RIGHTS.

     16.1 Failure by Watson or Customer to enforce the terms and conditions of the Agreement shall not affect or impair such terms or conditions, or the right of Watson or Customer to avail itself of such remedies as it may have for any breach of such terms or conditions under the provisions of this Agreement, in equity or at law.

17.0 NOTICES.


* Confidential information omitted and filed separately with the Commission.

     17.1 Any notice given under this Agreement shall be deemed adequate if made by facsimile (with confirmation of transmission), and certified mail or registered mail, return receipt requested, postage prepaid, or by reputable overnight courier (with evidence of delivery), and addressed as follows:

TO WATSON:                 WATSON LABORATORIES, INC. - NEW YORK
                           33 Ralph Avenue
                           Copiague, New York  11726-0030
                           Attention:       General Manager
                           Telephone Number: 631-842-8383
                           Facsimile Number: 631-842-8630

                                       And

                           WATSON PHARMACEUTICALS, INC.
                           311 Bonnie Circle
                           Corona, California  92880-2882
                           Attention:       Legal Department
                           Telephone Number: 909-270-1400
                           Facsimile Number: 909-279-8094

TO CUSTOMER:               RENAGEL  LLC.
                           c/o GelTex Pharmaceuticals, Inc.
                           153 Second Avenue
                           Waltham, Massachusetts  02451
                           Attention:  Vice President, Manufacturing
                           Telephone Number: 781-290-5888
                           Facsimile Number: 781-290-5890

     or to such other address as either of the parties shall designate by notice given as herein required.

18.0 AMENDMENTS AND WAIVER.

     18.1 This Agreement cannot be amended in any respect except in writing duly executed by both parties. No waiver of compliance with any provisions or conditions of this Agreement and no approvals provided for in this Agreement shall be effective unless evidenced by a written instrument executed by the party waiving or approving, as applicable.

19.0 ASSIGNMENT.

     19.1 Neither party hereto shall assign this Agreement or any part thereof or any interest herein without the written approval of the other party hereto; however, either party may assign its rights and obligations under the Agreement to any transferee or successor of the business to which this Agreement relates.

20.0 GOVERNING LAW.

     20.1 This Agreement shall be governed by the law of the State of New York, without respect to conflict of law principles.

21.0 ENTIRE AGREEMENT.

     21.1 This writing, the Technical Agreements and the Confidentiality Agreement constitute the entire understanding between the parties and shall supersede any prior agreements between them. Each party acknowledges that there are no other understandings, which relate to the matters covered herein, in the Technical Agreements or in such Confidentiality Agreement or which are inconsistent with any provisions of the Agreement. Should the terms of any purchase order or invoice contemplated hereunder conflict with or add to the terms of this Agreement, the terms of such purchase order or invoice shall be of no force or effect and this Agreement shall control.

22.0 PARTIES INDEPENDENT.

     22.1 In making and performing this Agreement, the parties act and shall act at all times as independent entities and nothing contained in this Agreement shall be construed or implied to create an agency, partnership or employer and employee relationship between Watson and Customer. Except as specifically provided herein, at no time shall either party make commitments or incur any charges or expenses for or in the name of the other party.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement in duplicate as of on the date and year first written above.

                                  WATSON LABORATORIES, INC. - NEW YORK

                                  By: /s/ David Buchen
                                     -----------------------------------------
                                  Title:
                                        --------------------------------------
                                  [Printed Name]


                                  RENAGEL LLC

                                  By: GELTEX PHARMACEUTICALS, INC.,
                                  Its Member

                                  By:  /s/ Mark Skaletsky
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------
                                        [Printed Name]


                                  RENAGEL LLC

                                  By: GENZYME CORPORATION
                                  Its Member

                                  By:  /s/ G. Jan van Heek
                                     -----------------------------------------
                                  Name:
                                       ---------------------------------------
                                  Title:
                                        --------------------------------------
                                        [Printed Name]

     GELTEX PHARMACEUTICALS, INC. and GENZYME CORPORATION hereby jointly and severally guarantee the performance by RenaGel LLC of its obligations hereunder, including obligations set forth in any related agreements, including but not limited to, all Technical Agreements.

                                   GELTEX PHARMACEUTICALS, INC.

                                   By:  /s/ Mark Skaletsky
                                       ---------------------------------------
                                   Name:
                                        --------------------------------------
                                   Title:
                                         -------------------------------------


                                   GENZYME CORPORATION

                                   By: /s/ G. Jan van Heek
                                      ----------------------------------------
                                   Name:
                                        --------------------------------------
                                   Title:
                                         -------------------------------------